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                                   EXHIBIT 99

For Further Information:

Investor Contact:        Deborah Abraham
                         (203) 459-6674
Media Contact:           Maria Gordon-Shydlo
                         (203) 459-7674

FOR IMMEDIATE RELEASE

                            OXFORD HEALTH PLANS, INC.
                      ANNOUNCES FIRST QUARTER 2000 RESULTS

                       DILUTED EARNINGS PER SHARE OF $0.34

         TRUMBULL, CONNECTICUT, APRIL 26, 2000 Oxford Health Plans, Inc. (NASDAQ: OXHP) announced today net income of $28.8 million, $0.34 per diluted common share, for the quarter ended March 31, 2000, compared to net income of $3.2 million or $0.04 per diluted common share for the same period last year. "Our results further our belief that Oxford will not only continue to improve its standing as the premier health plan in the tri-state area but will restore its leadership in the health care industry," said Oxford Health Plans' Chairman and Chief Executive Officer, Norman C. Payson, M.D.

         Revenues for the quarter ended March 31, 2000 were $1.02 billion, compared to $1.06 billion in the first quarter last year. As of March 31, 2000, Oxford's total membership was approximately 1.52 million compared to 1.59 million as of the end of the fourth quarter of 1999. The decline in membership reflects the Company's year end withdrawal from Medicare in Suffolk County and the discontinuance of certain small group product offerings.

         The medical loss ratio for the quarter ended March 31, 2000 of 81.7% benefited from favorable development of prior period reserve estimates of medical costs aggregating $8 million. Apart from this favorable development, the medical loss ratio was 82.5% compared to a medical loss ratio of 84.9% in the first quarter of 1999. The administrative loss ratio was 12.1% for the quarter compared to 14.5% for the first quarter of last year. Excluding $3 million of severance costs, Oxford's administrative loss ratio was 11.8%. The quarter's earnings available to common shareholders were reduced by $3 million in charges related to the Company's preferred stock repurchase on February 29, 2000. "The medical and administrative loss ratios for the quarter were better than expected and compare very favorably with the first quarter of last year. Our continued diligence with our health care initiatives and administrative economies have allowed Oxford to appropriately mitigate the escalating cost of health care delivery," said Dr. Payson.

         The Company reported positive cash flow from operations of $109 million for the quarter ended March 31, 2000. As of March 31, 2000, the Company had approximately $1.1 billion in current cash and marketable securities, including $100 million at the Parent Company. On April 14, Oxford provided 30 days' notice to New York State regulatory authorities that it will dividend $87 million from its New York health plan to the Parent Company. Additionally, New York State regulatory authorities have authorized the repayment of a $38 million surplus note plus $6 million in accrued interest by Oxford's New York health plan to the Parent Company. "Upon consummation of these payments, the Parent Company's


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available cash will increase to approximately $226 million. The repurchase of
$130 million of preferred stock and $19 million in cumulative reductions of bank debt, as of April 14, 2000, are indicative of our commitment to enhancing shareholder value. The combination of Parent Company cash and projected operating cash flows for the remainder of 2000 will allow Oxford to pursue additional opportunities for increasing shareholder value. We intend to retire an additional $131 million of bank debt in the second quarter and have the potential to make additional debt reductions during the year. We also intend to pay cash dividends of $3.9 million on our high coupon preferred stock on May 13, 2000, essentially retiring preferred shares that would have otherwise been paid-in-kind," said Kurt B. Thompson, Oxford's Chief Financial Officer.

         Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release, including statements concerning future results of operations or financial position, future standing in the health care industry, future ability to receive cash from its regulated subsidiaries, future ability to retire debt and equity, future ability to pay dividends, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- High administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to operationalize risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends including those resulting from information gained in the process of reconciling delayed claims or claims paid or denied in error.

- The impact of future developments in the litigation (including class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

-    The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth.

- The possibility of litigation similar to the purported class actions brought against certain large national health plans.

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-    Those factors included in the discussion under the caption "Business --
     Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

As previously announced, the Company will hold a conference call with financial analysts at 9:00 a.m. (Eastern Time) this morning. The public may listen to this conference call by dialing 1-888-469-2059 (using the passcode OXFORD) at least 10-15 minutes prior to the start of the call. Individuals who dial in will be asked to identify themselves and their affiliations. Individuals who listen to the conference call will be presumed to have read Oxford's Annual Report on Form 10-K for the year ended December 31, 1999, including the discussion under the caption "Business -- Cautionary Statement Regarding Forward Looking Statements" therein.


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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                   THREE MONTHS ENDED MARCH 31, 2000 AND 1999
              (IN THOUSANDS, EXCEPT PER SHARE, PER MEMBER PER MONTH
                        AND MEMBERSHIP HIGHLIGHTS DATA)

                                                                            2000                 1999
                                                                         -----------          -----------
Revenues:
    Premiums earned                                                      $ 1,000,871          $ 1,026,586
    Third-party administration, net                                            3,524
                                                                                                    3,610
    Investment and other income, net                                          17,986               30,109
                                                                         -----------          -----------
      Total revenues                                                       1,022,381            1,060,305
                                                                         -----------          -----------
Expenses:
    Health care services                                                     817,365              871,873
    Marketing, general and administrative                                    121,769              149,737
    Interest and other financing charges                                      11,462               14,050
                                                                         -----------          -----------
      Total expenses                                                         950,596            1,035,660
                                                                         -----------          -----------

Earnings before income taxes                                                  71,785               24,645
Income tax expense                                                            30,150               10,350
                                                                         -----------          -----------
Net earnings                                                                  41,635               14,295
Less preferred stock dividends and amortization                              (12,835)             (11,082)
                                                                         -----------          -----------
Net earnings attributable to common stock                                $    28,800          $     3,213
                                                                         ===========          ===========

Earnings per common share:
    Basic                                                                $      0.35          $       .04
    Diluted                                                              $      0.34          $       .04

Weighted-average common shares outstanding-basic                              82,049               80,785
Effect of dilutive securities:
    Stock options                                                              2,733                4,117
    Warrants                                                                    --                     83
                                                                         -----------          -----------
Weighted-average common shares outstanding-diluted                            84,782               84,985
                                                                         ===========          ===========

SELECTED INFORMATION:
    Medical loss ratio                                                          81.7%                84.9%
    Administrative loss ratio                                                   12.1%                14.5%
    Earnings before income taxes, financing charges, depreciation
      and amortization ("EBITDA")                                        $    93,164          $    52,550
    PMPM premium revenue                                                 $    223.19          $    204.77
    PMPM medical expense                                                 $    182.27          $    173.91
    Fully insured member months                                              4,484.5              5,013.3

                                              As of March 31                As of Dec. 31
                                      ---------------------------------------------------
MEMBERSHIP HIGHLIGHTS                   2000                 1999                 1999
                                      ---------            ---------            ---------
Freedom and Liberty Plans             1,143,311            1,286,600            1,210,500
HMO                                     225,487              245,700              235,400
Medicare                                 89,924              105,900               97,700
                                      ---------            ---------            ---------
Total Fully Insured                   1,458,722            1,638,200            1,543,600
Third-party Administration               61,309               52,800               50,100
                                      ---------            ---------            ---------
Total Membership                      1,520,031            1,691,000            1,593,700
                                      =========            =========            =========

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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2000 AND DECEMBER 31, 1999
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                               ASSETS
                                                                        Mar. 31,          Dec. 31,
                                                                          2000              1999
                                                                      -----------       -----------
Current assets:
    Cash and cash equivalents                                         $   267,135       $   332,882
    Investments -- available-for-sale, at market value                    854,107           829,054
    Premiums receivable, net                                               63,108            64,071
    Other receivables                                                      31,481            32,588
    Prepaid expenses and other current assets                               5,897             3,862
    Deferred income taxes                                                  73,397            68,266
                                                                      -----------       -----------
         Total current assets                                           1,295,125         1,330,723

Property and equipment, net                                                42,654            49,519
Deferred income taxes                                                     196,231           231,512
Restricted cash and investments                                            60,897            61,603
Other noncurrent assets                                                    17,128            13,531
                                                                      -----------       -----------
         Total assets                                                 $ 1,612,035       $ 1,686,888
                                                                      ===========       ===========

                                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Medical costs payable                                             $   673,428       $   656,063
    Notes payable                                                         136,000                --
    Trade accounts payable and accrued expenses                           126,119           122,345
    Unearned premiums                                                     105,783            97,155
    Current portion of capital lease obligations                           12,131            12,467
                                                                      -----------       -----------
         Total current liabilities                                      1,053,461           888,030

Long-term debt                                                            200,000           350,000
Obligations under capital leases                                            2,378             5,787
Redeemable preferred stock                                                227,151           344,316

Shareholder's equity:
    Preferred stock, $.01 par value, authorized 2,000,000 shares               --                --
    Common stock, $.01 par value, authorized 400,000,000
      shares; issued and outstanding 82,125,769 shares in 2000
      and 81,986,457 shares in 1999                                           821               820
    Additional paid-in capital                                            476,451           488,030
    Accumulated deficit                                                  (330,715)         (372,350)
    Accumulated other comprehensive loss                                  (17,512)          (17,745)
                                                                      -----------       -----------
      Total shareholders' equity                                          129,045            98,755
                                                                      -----------       -----------
      Total liabilities and shareholders' equity                      $ 1,612,035       $ 1,686,888
                                                                      ===========       ===========


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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                      2000            1999
                                                                   ---------       ---------
Cash flows from operating activities:
    Net earnings                                                   $  41,635       $  14,295
    Adjustments to reconcile net earnings to
      net cash provided (used) by operating activities:
         Depreciation and amortization                                10,406          14,344
         Deferred income taxes                                        30,150          10,350
         Realized loss on sale of investments                            614             542
         Other, net                                                       --             791
         Changes in assets and liabilities:
           Premiums receivable                                           963         (23,382)
           Other receivables                                           1,107          (5,963)
           Prepaid expenses and other current assets                  (2,035)           (167)
           Medical costs payable                                      17,365         (55,787)
           Trade accounts payable and accrued expenses                 3,774         (10,568)
           Unearned premiums                                           8,628         (67,605)
           Other, net                                                 (3,354)         (4,505)
                                                                   ---------       ---------
             Net cash provided (used) by operating activities        109,253        (127,655)
                                                                   ---------       ---------
Cash flows from investing activities:
    Capital expenditures                                              (2,602)         (1,081)
    Purchases of investments                                        (124,751)       (259,355)
    Sales and maturities of investments                              103,730         360,389
    Other, net                                                        (4,407)            393
                                                                   ---------       ---------
             Net cash provided (used) by investing activities        (28,030)        100,346
                                                                   ---------       ---------
Cash flows from financing activities:
    Proceeds from exercise of stock options                              775           4,820
    Redemption of notes payable                                      (14,000)             --
    Redemption of preferred stock                                   (130,000)             --
    Payments under capital leases                                     (3,745)         (7,427)
                                                                   ---------       ---------
             Net cash used by financing activities                  (146,970)         (2,607)
                                                                   ---------       ---------
Net decrease in cash and cash equivalents                            (65,747)        (29,916)
Cash and cash equivalents at beginning of period                     332,882         237,717
                                                                   ---------       ---------
Cash and cash equivalents at end of period                         $ 267,135       $ 207,801
                                                                   =========       =========


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